UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  April 29, 2008

Senesco Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31326	84-1368850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 George Street, Suite 420, New Brunswick, New Jersey	08901
(Address of Principal Executive Offices)	(Zip Code)

(732) 296-8400

(Registrant’s telephone number,
including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 7.01.  Regulation FD Disclosure.

As previously disclosed on  Forms 8-K dated August 1, 2007 and August 29, 2007 and in an annual report on Form 10-K and quarterly reports on Form 10-Q, on August 1, 2007 and August 29, 2007, Senesco Technologies, Inc., (the “Company”), entered into binding securities purchase agreements to sell up to $10,000,000 of secured convertible debentures and accompanying warrants to YA Global Investments (“YA Global”) and Stanford Venture Capital Holdings, Inc. (“Stanford”) (collectively the transaction by and among the Company, YA Global and Stanford shall be referred to herein as the “Financing”).   The terms of the Financing were previously disclosed on such Forms 8-K and in the Company’s annual report on Form 10-K and quarterly reports on Form 10-Q.

 In connection with the Financing, on April 29, 2008, the Company received notice that YA Global was converting a portion of the secured convertible debentures that was previously issued to YA Global in connection with the Financing in the principle amount of $500,000, which will convert into 555,556 shares of the Company’s common stock.

The information furnished pursuant to Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.       Financial Statements and Exhibits.

(d)   Exhibits.

None.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SENESCO TECHNOLOGIES, INC.

Dated: May 1, 2008	By	/s/ Bruce Galton
	Name:	Bruce Galton
	Title:	President and Chief Executive Officer